EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

                    I, Douglas M. Pasquale, Chief Executive Officer of ARV Assisted Living, Inc., Managing General Partner of American Retirement Villas Properties II (the “Registrant”), do hereby certify in accordance with 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(a)

the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003, which this certification accompanies, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)

the information contained in the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003, which this certification accompanies, fairly presents, in all material aspects, the financial condition and results of operations of the Registrant.

/s/ DOUGLAS M. PASQUALE

Douglas M. Pasquale
Chief Executive Officer of
ARV Assisted Living, Inc.
Managing General Partner
August 14, 2003

The foregoing certification accompanied the Form 10-Q filing pursuant to 18 U.S.C. § 1350.  It is being reproduced herein for information only.  It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Registrant, whether made before or after hereof, regardless of any general incorporation language in such filing.  A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.